Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Statements
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements
     On December 18, 2008, Brocade Communications Systems, Inc. (“Brocade” or the “Company”) completed the acquisition of Foundry Networks, Inc. (“Foundry”), a performance and total solutions provider of networking switching and routing. Under the terms of the merger agreement, as amended on November 7, 2008, at the effective time of the merger, each outstanding share of Foundry common stock (other than shares owned by Foundry, Brocade or their respective subsidiaries) was converted into the right to receive $16.50 in cash, without interest. In addition, Foundry stockholders received, by means of a dividend distributed prior to the consummation of the merger, the proceeds of the sale of Foundry’s portfolio of auction rate securities. Based on net proceeds of $38.8 million from the sale, the pricing of the conditional special dividend payable to Foundry stockholders of record immediately prior to the completion of the merger between Foundry and Brocade was approximately $0.248 per share of Foundry common stock.
     Most Foundry outstanding stock options and restricted stock units were, at the effective time of the merger and subject to applicable withholding requirements, assumed by Brocade or replaced with reasonably equivalent Brocade equity awards based on a conversion ratio derived from the per-share merger consideration as more fully set forth in the amended merger agreement. However, certain Foundry outstanding stock options and restricted stock units were terminated at the effective time of the merger without consideration. In addition, under certain circumstances, certain Foundry outstanding stock options were terminated as of the effective time of the merger and Brocade granted, in lieu thereof, a fully-vested right to be issued Brocade common stock upon settlement thereof based on a conversion ratio derived from the per-share merger consideration as more fully set forth in the amended merger agreement.
     Brocade and Foundry have different fiscal year ends. Accordingly, the following unaudited pro forma condensed combined balance sheet is based upon Brocade’s historical audited consolidated balance sheet as of October 25, 2008 and Foundry’s historical unaudited condensed consolidated balance sheet as of September 30, 2008, giving effect to the merger as if it had been completed on October 25, 2008. The following unaudited pro forma condensed combined statement of income for the fiscal year ended October 25, 2008 combines Brocade’s historical audited consolidated statement of income for the year then ended with Foundry’s historical unaudited consolidated statement of income for the three months ended December 31, 2007 and the nine months ended September 30, 2008, giving effect to the merger as if it had taken place on October 28, 2007.
     The merger is accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Foundry based on their estimated fair values. Management has made an allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates. A final determination of these estimated fair values were based on the actual net tangible and intangible assets of Foundry that existed as of the date of completion of the merger.
     As of October 25, 2008, Brocade acquired 14.0 million shares of Foundry common stock as reflected in the unaudited pro forma condensed combined financial statements. There were no other significant intercompany balances and transactions between Brocade and Foundry as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.
     These unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Brocade and Foundry been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Brocade’s historical audited consolidated financial statements included in its Form 10-K for the year ended October 25, 2008, Foundry’s historical audited consolidated financial statements included in its Form 10-K for the year ended December 31, 2007 and Foundry’s historical unaudited condensed consolidated financial statements included in its Form 10-Q for the quarter ended September 30, 2008, which are incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF BROCADE AND FOUNDRY

	Historical
	Brocade	Foundry
	As of	As of
	October 25,	September 30,	Pro Forma			Pro Forma
	2008	2008	Adjustments (1)			Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$453,884	$524,723	$(689,050)	(a	)	$289,557
Short-term investments	152,741	394,645	(497,386)	(a	)	50,000
Accounts receivable, net	158,935	115,611	—			274,546
Inventories	21,362	51,874	24,525	(b	)	94,331
			(3,430)	(c	)
Deferred tax assets	104,705	44,706	—			149,411
Prepaid expenses and other current assets	49,931	23,428	(587)	(d	)	45,275

			(27,395)	(e	)
			(102)	(f	)

Total current assets	941,558	1,154,987	(1,193,425)			903,120
Long-term marketable equity securities	177,380	—	(244,959)	(a	)	3,472
			71,051	(g	)
Long-term investments	36,120	87,359	—			123,479
Restricted cash	1,075,079	—	(1,075,079)	(a	)	—
Property and equipment, net	313,379	6,948	—			320,327
Goodwill	268,977	—	1,208,101	(h	)	1,668,893
			169,776	(i	)
			7,036	(j	)
			10,684	(c	)
			4,319	(f	)
Intangible assets, net	220,567	—	419,200	(k	)	612,867
			(26,900)	(l	)
Non-current deferred tax assets	227,795	35,025	(169,776)	(i	)	93,044
Other assets	37,793	5,874	(4,381)	(d	)	39,286

Total assets	$3,298,648	$1,290,193	$(824,353)			$3,764,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$167,660	$23,426	—			$191,086
Accrued employee compensation	107,994	37,863	—			145,857
Deferred revenue	103,372	63,748	(29,127)	(m	)	137,993
Current liabilities associated with facilities lease losses	13,422	—	3,689	(j	)	17,111
Liability associated with class action lawsuit	160,000	—	—			160,000
Current portion of long-term debt	43,606	—	—			43,606
Other accrued liabilities	105,804	12,045	4,218	(f	)	129,321

			7,254	(c	)

Total current liabilities	701,858	137,082	(13,966)			824,974
Long-term debt, net of current portion	1,011,399	—	—			1,011,399
Convertible subordinated debt	169,660	—	—			169,660
Non-current liabilities associated with facilities lease losses	15,007	—	3,348	(j	)	18,355
Non-current deferred revenue	37,869	29,014	—			66,883
Non-current income tax liability	67,497	12,296	—			79,793
Other non-current liabilities	13,118	364	—			13,482

Total liabilities	2,016,408	178,756	(10,618)			2,184,546
Stockholders’ equity
Common stock	372	15	(15)	(n	)	372
Additional paid-in capital	1,392,927	920,901	(920,901)	(n	)	1,646,478
			253,551	(o	)
Accumulated other comprehensive loss	(85,877)	(97)	97	(n	)	(14,826)
			71,051	(g	)
Retained earnings (accumulated deficit)	(25,182)	190,618	(190,618)	(n	)	(52,082)

	Historical
	Brocade	Foundry
	As of	As of
	October 25,	September 30,	Pro Forma			Pro Forma
	2008	2008	Adjustments (1)			Combined
	(in thousands)
			(26,900)	(l	)

Total stockholders’ equity	1,282,240	1,111,437	(813,735)			1,579,942

Total liabilities and stockholders’ equity	$3,298,648	$1,290,193	$(824,353)			$3,764,488

(1)	The letters refer to a description of the adjustments in Note 2, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF BROCADE AND FOUNDRY

	Historical
	Brocade	Foundry	Foundry
	Twelve Months	Three Months	Nine Months
	Ended	Ended	Ended	Pro Forma			Pro Forma
	October 25, 2008	December 31, 2007	September 30, 2008	Adjustments (1)			Combined
	(in thousands, except per share amounts)
Net revenues	$1,466,937	$168,655	$476,636	—			$2,112,228
Cost of revenues	606,565	63,249	174,907	(2,418)	(p	)	887,063

				44,760	(q	)

Gross margin	860,372	105,406	301,729	(42,342)			1,225,165
Operating expenses:
Research and development	255,571	19,524	67,685	—			342,780
Sales and marketing	274,311	43,235	140,106	—			457,652
General and administrative	58,172	11,960	33,311	(416)	(r	)	103,027
Legal fees associated with indemnification obligations and other related costs, net	48,673	—	—	—			48,673
Provision for class action lawsuit	160,000	—	—	—			160,000
Amortization of intangible assets	31,484	—	—	38,900	(s	)	70,384
Acquisition and integration costs	682	—	—	—			682
Restructuring costs and facilities lease losses (benefits), net	2,731	—	—	(2,008)	(t	)	723
Other charges, net	—	54	2,773	—			2,827

Total operating expenses	831,624	74,773	243,875	36,476			1,186,748
Income (loss) from operations	28,748	30,633	57,854	(78,818)			38,417
Interest and other income, net	26,867	11,199	20,413	—			58,479
Interest expense	(10,068)	—	—	(90,426)	(u	)	(100,494)
Loss on sale of investments, net	(6,874)	—	—	—			(6,874)
Loss on impairment of portfolio investments	(8,751)	—	(13,390)	—			(22,141)

Income (loss) before provision for income taxes	29,922	41,832	64,877	(169,244)			(32,613)
Income tax provision (benefit)	(137,148)	12,980	28,193	(34,720)	(v	)	(130,695)

Net income	$167,070	$28,852	$36,684	$(134,524)			$98,082

Net income per share — basic	$0.45	$0.19	$0.25				$0.26

Net income per share — diluted	$0.43	$0.19	$0.24				$0.25

Shares used in per share calculation - basic	375,303	148,143	146,542				375,303

Shares used in per share calculation - diluted	394,703	155,520	151,098				394,703

(1)	The letters refer to a description of the adjustments in Note 2, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
     Shares used in computing pro forma combined basic and diluted net income per share are Brocade shares. Dilutive potential common shares have been included only if they have a dilutive effect on earnings per share. The Company cannot estimate the potential dilutive effect of assumed Foundry equity awards and does not include potential dilutive effect of such awards in computing pro forma combined basic and diluted net income per share.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
     On December 18, 2008, Brocade completed the acquisition of Foundry whereby Foundry became a wholly-owned subsidiary of Brocade in a transaction accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The total purchase price of approximately $2.8 billion includes cash of $2.5 billion, stock options and awards assumed and accelerated with a fair value of $253.6 million, and direct transaction costs of $27.4 million.
     The total purchase price is as follows (in thousands):

Cash	$2,506,474
Fair value of stock options and awards assumed and accelerated	253,551
Direct transaction costs	27,395

Total purchase price	$2,787,420

     Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to Foundry’s net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. The purchase price has been allocated based on preliminary estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price, estimated useful lives and first year amortization associated with certain assets are as follows (in thousands):

		First Year	Estimated
	Amount	Amortization	Useful Life
Net tangible assets	$964,832	$—	N/A
Identifiable intangible assets:
Developed products technology	191,300	38,260	5 years
Customer contracts and relationships	194,500	38,900	5 years
In-process research and development	26,900	—	N/A
Order backlog	6,500	6,500	3 months
Goodwill	1,403,388	—	N/A

Total purchase price	$2,787,420	$83,660

     A preliminary estimate of $964.8 million has been allocated to net tangible assets acquired and approximately $419.2 million has been allocated to amortizable and non-amortizable intangible assets acquired other than goodwill. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of income.
     Identifiable intangible assets. Acquired developed products technology includes developed and core technology and patents. Developed technology relates to Foundry’s products across all of their product lines that have reached technological feasibility. Core technology and patents represent a combination of Foundry’s processes, patents and trade secrets developed through years of experience in design and development of their products. Brocade expects to amortize the fair value of the acquired developed products technology based on the pattern in which the economic benefits of the intangible asset will be consumed, which is assumed to be by straight-line depreciation.
     Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. Brocade expects to amortize the fair value of these assets based on the pattern in which the economic benefits of the intangible assets will be consumed.
     In-process research and development represents intangible assets to be used in research and development projects that have no alternate future use. Research and development projects that have no alternate future use are charged to expense at the acquisition date. Brocade has recorded a $26.9 million in-process research and development charge for the three months ended January 24, 2009.
     Order backlog represents orders for which a customer purchase order has been received but products have not been shipped. Brocade expects to amortize the fair value of the acquired order backlog based on the pattern in which the economic benefits of the intangible asset will be consumed.

     Goodwill. Approximately $1,403.4 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as amended, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
2. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the purchase price, to reflect amounts related to Foundry’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and to reflect the income tax effect related to the pro forma adjustments.
     As of October 25, 2008, Brocade acquired 14.0 million shares of Foundry common stock as reflected in the unaudited pro forma condensed combined financial statements. There were no other significant intercompany balances and transactions between Brocade and Foundry as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.
     The pro forma combined income tax benefit does not necessarily reflect the amounts that would have resulted had Brocade and Foundry filed consolidated income tax returns during the periods presented.
     Brocade has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)	To record cash purchase considerations, including $248.4 million paid by the Company to acquire 14.0 million shares of Foundry common stock before the consummation of the acquisition, net of $3.5 million in dividend received;

(b)	To adjust inventory to its fair value;

(c)	To record additional inventory and purchase commitments reserve;

(d)	To eliminate Foundry’s historical intangible assets;

(e)	To reverse prepaid direct costs associated with the merger transaction;

(f)	To record miscellaneous accruals and asset write-offs, including pre-acquisition liabilities, severance costs, etc.

(g)	To reverse unrealized loss related to Foundry shares acquired before the consummation of the acquisition;

(h)	To record goodwill;

(i)	To record deferred tax adjustment related to acquired intangible assets;

(j)	To record a lease loss reserve necessary as of the consummation date;

(k)	To record the fair value of Foundry’s identifiable intangible assets;

(l)	To record the effect of the written-off in-process research and development;

(m)	To adjust deferred revenue to the fair value of the legal performance obligations under Foundry existing contracts;

(n)	To eliminate Foundry’s equity;

(o)	To record the fair value of stock options assumed and awards assumed and accelerated;

(p)	To eliminate Foundry’s historical amortization of patent cross-license agreements;

(q)	To amortize acquired Foundry developed products technology and backlog based upon the pattern in which the economic benefits of the intangible asset will be consumed;

(r)	To eliminate Foundry’s historical amortization of purchased intangible assets;

(s)	To amortize other Foundry intangible assets based upon the pattern in which the economic benefits of the intangible assets will be consumed;

(t)	To record benefit from lease loss release;

(u)	To record interest expense including amortization of direct costs for debt incurred by Brocade in connection with the merger (adjustments for debt are calculated assuming a 17% interest rate for $75.0 million and 8.56% effective interest rate for fully drawn facility of $1,100.0 million); and

(v)	To record tax adjustment to unaudited pro forma income statement;
3. Pro Forma Net Income per Share
     The pro forma combined basic and diluted net income per share are based on the number of Brocade shares of common stock used in computing basic and diluted net income per share. Dilutive potential common shares have been included only if they have a dilutive effect on earnings per share. The Company cannot estimate the potential dilutive effect of assumed Foundry equity awards and does not include potential dilutive effect of such awards in computing pro forma combined basic and diluted net income per share.